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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 18, 2000, accompanying the consolidated financial statements included in the Annual Report of Max Internet Communications, Inc. on Form 10-KSB for the year ended June 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Max Internet Communications, Inc. on Forms S-3 (No. 333-31392, filed March 1, 2000 and No. 333-39806, filed June 21, 2000) and on Form S-8
(No. 333-95287, filed January 24, 2000).



GRANT THORNTON LLP

Dallas, Texas
September 27, 2000